Exhibit 10.12

FIRST AMENDMENT

TO ABL CREDIT AGREEMENT

FIRST AMENDMENT, dated as of October 31, 2017 (this “First Amendment”), to the Credit Agreement (as defined below), is entered into between Steinway Musical Instruments, Inc., a Delaware corporation (the “Parent Borrower”), Steinway, Inc., a Delaware corporation (“Steinway”), Conn-Selmer, Inc., a Delaware corporation (“Conn-Selmer” and, together with the Parent Borrower and Steinway, each a “Borrower” and, collectively and jointly and severally, the “Borrowers”), Pianissimo Holdings Corp., a Delaware corporation (“Holdings”), each Lender party hereto and the Administrative Agent (as defined below) and amends the ABL Credit Agreement dated as of September 19, 2013 (the “Credit Agreement”; the Credit Agreement as amended by this First Amendment and as further amended, restated, modified and supplemented from time to time, the “Amended Credit Agreement”), among the Borrowers, the other Persons party thereto that are designated as “Loan Party”, each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender and Deutsche Bank Securities Inc., as Syndication Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

WHEREAS, in accordance with Section 10.1 of the Credit Agreement, the Borrowers have requested that the Lenders agree to amend certain provisions of the Credit Agreement, and each of the Lenders signatory hereto have agreed, subject to the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments to the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member County which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“First Amendment” means that certain First Amendment, dated as of October 31, 2017, among the Borrowers, Holdings, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means October 31, 2017.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers, of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b) The definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of 0.50% plus the Federal Funds Rate for such day and (iii) the Eurodollar Rate for a one-month Interest Period (determined by reference to clause (ii) of the definition thereof) plus 1.00%; and if Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(c) The definition of “Covenant Triggering Event” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Covenant Triggering Event” shall occur at any time that (i) an Event of Default has occurred and is continuing or (ii) Availability is less than 17.5% of the Revolving Facility Commitment.

(d) The definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “or” and inserting a comma immediately after clause (iv)(B) thereof and (ii) inserting the following after clause (iv)(C) thereof:

or (D) become the subject of a Bail-in Action

(e) The first proviso in clause (ii) of the definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

provided that (x) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice and (y) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;

(f) The definition of “Revolving Facility Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Facility Maturity Date” means April 30, 2019 and any later maturity date applicable to any Incremental Commitments or any Incremental Loans, in each case, as extended in accordance with this Agreement from time to time; provided, however, that if such date is not a Business Day, the Revolving Facility Maturity Date shall be the next preceding Business Day.

(g) Subclause (A) of the first proviso in Section 2.09(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(A) two Field Survey and Audit and collateral inspections during any Fiscal Year, and

(h) Subclause (A) of the last sentence in Section 2.09(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(A) three Field Survey and Audit and collateral inspections during any Fiscal Year, and

(i) The final sentence of subclause (v) of Section 2.15(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(j) The first proviso in Section 6.09(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

provided, that excluding any such visits and inspections during the continuation of an Event of Default, (x) only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.09(a), and the Administrative Agent shall not exercise such rights more often than two times during any calendar year and (y) other than pursuant to Section 6.19, inventory appraisals may only be performed during an Inspection Trigger Period

(k) Article VI of the Credit Agreement is hereby amended by adding a new Section 6.19 at the end thereof to read as follows:

Section 6.19 First Amendment Appraisal. The Parent Borrower will, as promptly as practicable, and in any event within 90 days after the First Amendment Effective Date (or such later date as may be agreed by the Required Lenders in their sole discretion), cause an appraisal to be completed over all Inventory. The Borrowers shall be obligated, jointly and severally, to reimburse the Administrative Agent for this appraisal to be conducted in connection with the First Amendment and such appraisal shall not be counted against the limitation on appraisals set forth in Section 2.09(d).

(l) Subclause (ii) of Section 7.19 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(ii) each Measurement Period ending on the last day of any Fiscal Quarter while such Covenant Triggering Event is continuing and until the Fiscal Quarter during which no Default or Event of Default shall have existed and Availability shall have first exceeded 17.5% of the Revolving Facility Commitment, in each case, at all times during a period of 30 consecutive days

(m) Article X of the Credit Agreement is hereby amended by adding a new Section 10.23 at the end thereof to read as follows:

Section 10.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 2. Effectiveness. This First Amendment shall become effective on the date (the “First Amendment Effective Date”) on which the following conditions precedent are satisfied (or waived):

(a) Execution and Delivery of this First Amendment. The Administrative Agent shall have received counterparts of (i) this First Amendment duly executed by the Borrowers, Holdings, the Administrative Agent and the Lenders and (ii) that certain Acknowledgment and Agreement, dated as of First Amendment Effective Date, duly executed by the Subsidiary Guarantors party thereto.

(b) Payment of Fees. All fees required to be paid and costs and expenses, in each case, due to the Administrative Agent and its affiliates and the Lenders under Section 10.04 of the Credit Agreement shall have been paid (including (i) the fees referred to in that certain Fee Letter dated as of First Amendment Effective Date, between the Parent Borrower and the Administrative Agent and (ii) invoiced fees, charges and disbursements of Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”), described in Section 8 of this First Amendment.

Section 3. Deliverables. The Parent Borrower will, on the date (the “First Amendment Delivery Date”) that is 3 Business Days after the First Amendment Effective Date (or such later date as may be agreed by the Required Lenders in their sole discretion), deliver to the Administrative Agent the following, each of which shall be originals or pursuant to electronic transmission (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the First Amendment Delivery Date (or, in the case of certificates of governmental officials, a recent date before the First Amendment Delivery Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(a) a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of each applicable jurisdiction) of each Loan Party in the jurisdiction of incorporation, formation or organization of such Loan Party as of a recent date;

(b) a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the First Amendment Delivery Date and certifying:

(1) that either (1) attached thereto is a true, correct and complete copy of the certificate or articles of incorporation, certificate of formation or articles of association (to the extent such concept or a similar concept exists under the laws of each applicable jurisdiction), including all amendments thereto, of such Loan Party, which continues to be in full force and effect and has not been rescinded, amended, repealed or otherwise modified since the First Amendment Effective Date or (2) such Loan Party’s certificate or articles of incorporation, certificate of formation or articles of association (to the extent such concept or a similar concept exists under the laws of each applicable jurisdiction), which was previously delivered to the Administrative Agent, continues to be in full force and effect and has not been rescinded, amended, repealed or otherwise modified since such delivery date;

(2) that either (1) attached thereto is a true, correct and complete copy of the by-laws (or limited liability company agreement or other equivalent governing documents) of such Loan Party which were at the time of adoption of the resolutions described in (C) below and are on and as of the First Amendment Delivery Date in full force and effect and has not been rescinded, amended, repealed or otherwise modified since the First Amendment Effective Date or (2) such Loan Party’s by-laws (or limited liability company agreement or other equivalent governing documents) which were previously delivered to the Administrative Agent continues to be in full force and effect and has not been rescinded, amended, repealed or otherwise modified since such delivery date;

(3) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or managers (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing and/or ratifying the execution, delivery and performance of the First Amendment Documents (as defined in Section 4) to which such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the First Amendment Delivery Date; and

(4) as to the incumbency and specimen signature of each officer, manager, or other representative executing any First Amendment Document or any other document delivered in connection herewith on behalf of such Loan Party;

(c) (i) a certificate of another officer or manager as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer or manager executing the certificate pursuant to clause (v) above (which may, for the avoidance of doubt, be included as a part of such certificate delivered pursuant to clause (v) above) or (ii) or a certification from a Responsible Officer of such Loan Party that the Secretary or Assistant Secretary or similar officer listed on the incumbency certificate delivered as a part of the Secretary’s or Assistant Secretary’s certificate of such Loan Party previously delivered to the Administrative Agent prior to the First Amendment Delivery Date are and continue to be authorized to act on behalf of such Loan Party in connection with the First Amendment and the other Loan Documents to which such Loan Party is a party;

(d) a favorable written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel to the Loan Parties, (A) dated the First Amendment Delivery Date, (B) addressed to the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters as the Administrative Agent shall reasonably request;

(e) a certificate signed by a Responsible Officer of the Parent Borrower certifying that, after giving effect to this First Amendment:

(1) the representations and warranties set forth in Section 4 of this First Amendment and any other the Loan Document were (as of the First Amendment Effective Date) and are (as of the First Amendment Delivery Date) true and correct in all material respects as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(2) no Event of Default or Default has occurred and is continuing.

Section 4. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this First Amendment, each Borrower represents and warrants, as of the First Amendment Effective Date, that: (a) each Loan Party party hereto or thereto has all requisite power and authority to enter into the First Amendment and the other Loan Documents required to be delivered hereunder (collectively, the “First Amendment Documents”) to which it is a party and to carry out the transactions contemplated thereby; (b) the execution, delivery and performance of each of the First Amendment Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto and, to the extent applicable, on the part of the respective shareholders, members or other equity security holders of each Loan Party; (c) the execution, delivery and performance by the Loan Parties of the First Amendment Documents to which they are parties and the consummation of the transactions contemplated thereby do not and shall not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority (other than any filings or reports required under the securities laws) except as otherwise set forth in the First Amendment Documents and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation; (d) each First Amendment Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or limiting creditors’ rights or by equitable principles relating to enforceability; and (e) no Default or Event of Default has occurred and is continuing or would result from the First Amendment.

Section 5. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6. Governing Law; Jurisdiction, Etc.

(a) Governing Law. THIS FIRST AMENDMENT AND THE OTHER FIRST AMENDMENT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK); PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(b) Submission to Jurisdiction. HOLDINGS, THE BORROWERS, EACH OTHER LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT OR ANY FIRST AMENDMENT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS, JOINT LEAD ARRANGERS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS HEREUNDER OR UNDER ANY COLLATERAL DOCUMENT OR ANY OTHER LOAN DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c) Waiver of Venue. THE BORROWERS AND EACH OTHER LOAN PARTY PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT OR ANY FIRST AMENDMENT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS FIRST AMENDMENT OR ANY OTHER FIRST AMENDMENT DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 7. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT OR ANY OTHER FIRST AMENDMENT DOCUMENT OR THE

TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FIRST AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION

Section 8. Fees and Expenses. The Parent Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its affiliates (including the reasonable and invoiced fees, charges and disbursements of Fried Frank, as counsel for the Administrative Agent) in connection with the preparation, negotiation, execution, delivery, administration and enforcement of this First Amendment and the other documents and instruments referred to herein or contemplated hereby, whether incurred prior to, on or after the First Amendment Effective Date.

Section 9. Loan Document Pursuant to Credit Agreement. This First Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the effectiveness hereof, the Amended Credit Agreement).

Section 10. Taxes. For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of the First Amendment, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Amended Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 11. Release. Effective on the date hereof, each Loan Party hereby waives, releases, remises and forever discharges the Administrative Agent and each Lender party hereto, each of their respective Affiliates, and each of their respective successors in title, officers, directors, employees, agents and professionals of each of the foregoing (collectively, the “Releasees”) from any and all claims, offsets, defenses and counterclaims, causes of actions, demands, suits, costs, expenses and damages, whether arising in law, at equity or otherwise, whether known or unknown, existing on or prior to the date hereof, in each case, except to the extent arising from the gross negligence or willful misconduct of any Releasee, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

Section 12. Headings. The headings of this First Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 13. Effect of Amendment. Except as expressly set forth herein, this First Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

STEINWAY MUSICAL INSTRUMENTS, INC., as Parent Borrower

By:	/s/ Benjamin Steiner
Name: Benjamin Steiner
Title: CFO, COO

STEINWAY, INC., as Borrower

By:	/s/ Benjamin Steiner
Name: Benjamin Steiner
Title: CFO, Treasurer

CONN-SELMER, INC., as Borrower

By:	/s/ Benjamin Steiner
Name: Benjamin Steiner
Title: Treasurer

PIANISSIMO HOLDINGS CORP., as Holdings

By:	/s/ Michael Waldorf
Name: Michael Waldorf
Title: Authorized Signatory

[Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ William Wilson
Name: William Wilson
Title: Senior Vice President

[Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as Lender

By:	/s/ William Wilson
Name: William Wilson
Title: Senior Vice President

[Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

By:	/s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

[Amendment to Credit Agreement]